                                                                       EXHIBIT 7

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       MAY 07 1990





                           CERTIFICATE OF AMENDMENT
                                      TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                       WALSH COMMUNICATIONS GROUP, INC.

FRANKIE SUE DEL PAPA  SECRETARY OF STATE
/s/ FRANKIE SUE DEL PAPA
-----------------------------------------
65-87

        Pursuant to the Nevada Corporations Act, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Certificate of Amendment for the Corporation this 4th day of May, 1990.

        RESOLVED, that Article I - NAME be amended to reflect the new name of the corporation, namely: AVE, INC.

Article I - NAME is hereby amended as follows:

                                   Article I
                                     NAME

        The name of this corporation is AVE, INC.


The amendment was approved by all of the issued and outstanding shares, and will not increase the capitalization of the corporation.

                                       WALSH COMMUNICATIONS GROUP, INC.


                                       /s/ VICTOR ALEXANDER
                                       --------------------------------------
                                  By:  Victor Alexander, President


                                       /s/ LIV MARIE ALEXANDER
                                       --------------------------------------
                              Attest:  Liv Marie Alexander, Secretary